ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100231369-67
	Filing Date and Time 04/12/2010 8:30 AM
	Entity Number E0554912007-9

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Fashion Net, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I -Name- shall be amended to read:

The name of the corporation is Mimvi, Inc.

Article IV - Authorized Capital- shall be amended to read:

The number of shares of common stock authorized by the corporation shall be 300,000,000
The number of shares of preferred stock authorized by the corporation shall be 50,000,000

Par value $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 1,000,000/1,170,000

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

ARTICLES OF AMENDMENT
OF THE
ARTICLES OF INCORPORATION
OF
Fashion Net, Inc.
(Under Section 78.302 of the Nevada Revised Statutes)

The undersigned, being the Director of Fashion Net, Inc., a corporation organized and existing under and by virtue of the Revised Statutes of the State of Nevada (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation as required by Section 78.302 of the Nevada Revised Statutes:

WHEREAS, as provided in the Corporation's Articles of Incorporation, the name of this Corporation is Fashion Net, Inc.

Name Change

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors be and hereby amends the Corporation's Articles of Incorporation to change the name of the Corporation from Fashion Net, Inc. to Mimvi, Inc., and be it

RESOLVED, that Article I of the Corporation's Articles of Incorporation - NAME - be and the same hereby is replaced, in its entirety, by the following:

ARTICLE I
NAME

The name of this Corporation is Mimvi, Inc.

Increase in Authorized Capital

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors be and hereby amends the Corporation's Articles of Incorporation to increase the authorized capital of the Company to three hundred million (300,000,000) shares of common stock, and be it

RESOLVED, that Article IV of the Corporation's Articles of Incorporation – AUTHORIZED CAPITAL - be and the same hereby is replaced, in its entirety, by the following:

ARTICLE IV
AUTHORIZED CAPITAL

The number of shares of common stock authorized by the Corporation shall be 300,000,000.

The number of shares of preferred stock authorized by the Corporation shall be 50,000,000.

Effective Date

These Articles of Amendment shall become effective on March 4, 2010.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of the Corporation, has executed these Articles of Amendment as of March 4, 2010.

Fashion Net, Inc.

Kasian Franks
Chief Executive Officer and Director